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                                                                  EXHIBIT 10.1.2
                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT


        THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT (this "Amendment"), dated as of August 28, 1997, is entered into by and among:

               (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee");

               (2) LEASE PLAN NORTH AMERICA, INC., an Illinois corporation ("Lessor");

               (3) Each of the financial institutions listed in Schedule I to the Participation Agreement referred to in Recital A below (collectively, the "Participants"); and

               (4) ABN AMRO BANK, N.V., acting through its San Francisco International Branch, as agent for the Participants (in such capacity, "Agent").

                                    RECITALS

        A. Lessee, Lessor, the Participants and Agent are parties to a Participation Agreement dated as of June 9, 1997, as amended by a letter agreement dated as of June 20, 1997 (as so amended, the "Participation Agreement").

        B. Lessee has requested Lessor to acquire the Tract 7 Property under Facility 2. Lessee also has requested Lessor, the Participants and Agent to amend the Participation Agreement in certain respects and to waive an Event of Default that has occurred under the Participation Agreement.

        C. Lessor is willing so to acquire the Tract 7 Property under Facility 2 and Lessor, the Participants and Agent are willing so to amend the Participation Agreement and to waive such Event of Default, in each case upon the terms and subject to the conditions set forth below.


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessee, the Participants and Agent hereby agree as follows:

        1. DEFINITIONS, INTERPRETATION. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the


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Participation Agreement, as amended by this Amendment. The rules of construction set forth in Schedule 1.02 to the Participation Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.

        2. AMENDMENTS TO PARTICIPATION AGREEMENT. Subject to the satisfaction of the conditions set forth in paragraph 5 below, the Participation Agreement is hereby amended as follows:

               (a) Subparagraph 2.03(d) is amended to read in its entirety as follows:

                      (d) Capitalization of Base Rent During Commitment Period.
               On each Scheduled Rent Payment Date occurring under Facility 2 during the Commitment Period, the Base Rent due under the Facility 2 Lease Agreement on such Scheduled Rent Payment Date and attributable to the Improvements to Tract 4 and Tract 7 shall be capitalized by automatically treating the amount of such Base Rent as an Improvement/Expense Advance made under Facility 2 on such Scheduled Rent Payment Date. Agent shall notify Lessor and each Participant of the amount of the Base Rent due on each such Scheduled Rent Payment Date and so treated as an Improvement/Expense Advance. Each such Improvement/Expense Advance shall be allocated to the Improvements to Tract 4 or Tract 7, as appropriate.

               (b) Subparagraph 5.01(a) is amended by changing clause (iv) thereof to read in its entirety as follows:

                      (iv) As soon as available and in no event later than fifty
               (50) days after the last day of each fiscal quarter of Lessee, a certificate of the chief financial officer of Lessee which sets forth the calculation of the annualized Funded Indebtedness/EBITDA Ratio for the consecutive two-quarter period ending on such day;

               (c) Subparagraph 5.03(b) is amended to read in its entirety as follows:

                      (b) Quick Ratio. Lessee shall not permit its Quick Ratio
               on any day set forth below to be less than the ratio set forth opposite such day below:

                   June 30, 1997;
                     September 30, 1997;
                          December 31, 1997...................1.00 to 1.00;

                   March 31, 1998;
                          June 30, 1998;
                          September 30, 1998..................1.25 to 1.00;

                   The last day of each
                          fiscal quarter thereafter...........1.50 to 1.00.

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               (d) Subparagraph 5.03(d) is amended by changing clause (v)
        thereof to read in its entirety as follows:

                      (v) The lesser of (A) the sum of all non-recurring,
               non-cash charges taken by Lessee and its Subsidiaries during the period commencing on the date of this Agreement and ending on the earlier of the determination date and December 31, 1997 and (B) $40,000,000.

               (e) Subparagraph 7.05(b) is amended by changing clauses (i)(B) and (i)(C) thereof to read in their entirety as follows:

                      (B) Without the written consent of Lessor, Agent and, if
               no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment to any Assignee Participant unless (1) pursuant to such Assignment, such Participant assigns and delegates to the Assignee Participant an equal pro rata interest in (x) such Participant's Outstanding Participation Amount under each Facility, (y) such Participant's Commitment, and (z) such Participant's other rights, duties and obligations under this Agreement and the other Operative Documents and (B) simultaneously with such Assignment, such Participant assigns and delegates to such Assignee Participant the same pro rata interest in the "Commitment" of such Participant under the Related Credit Documents and the other rights, duties and obligations of such Participant under the Related Credit Documents.

                      (C) Without the written consent of Lessor, Agent and, if
               no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment to any Assignee Participant if, after giving effect to such Assignment and the simultaneous assignment and delegation of such Participant's rights, duties and obligations under the Related Credit Documents as required by clause (B) above, (1) the Commitment of such Participant or such Assignee Participant hereunder would be less than Five Million Dollars ($5,000,000.00) or (2) the sum of (y) the Commitment of such Participant or such Assignee Participant hereunder and (z) the "Commitment" of such Participant or such Assignee Participant, as the case may be, under the Related Credit Agreement would be less than Eight Million, Seven Hundred Eighty-Seven Thousand, Eight Hundred Seventy-Eight Dollars and Seventy-Nine Cents ($8,787,878.79); provided, however, that a Participant may, without the written consent of Lessor, Lessee and Agent, make an Assignment hereunder that reduces its Commitment hereunder to zero if the required simultaneous assignment and delegation under the Related Credit Documents also reduces its "Commitment" thereunder to zero.

               (f) Schedule 1.01 is amended by changing the definition of Funded Indebtedness/EBITDA Ratio set forth therein to read in its entirety as follows:

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                      "Funded Indebtedness/EBITDA Ratio" shall mean, with
               respect to Lessee for any period, the ratio, determined on a consolidated basis in accordance with GAAP, of:

                             (a) The Funded Indebtedness of Lessee and its Subsidiaries on the last day of such period;

                                                  to

                             (b) The EBITDA of Lessee and its Subsidiaries for
                      such period.

        3. WAIVER. Subject to the satisfaction of the conditions set forth in paragraph 5 below, Lessor, the Participants and Agent hereby waive any Event of Default arising as a result of Lessee's failure to comply with Subparagraph 5.03(b) on June 30, 1997, provided that Lessee's Quick Ratio on such day was
1.00 to 1.00 or greater.

        4. REPRESENTATIONS AND WARRANTIES. Lessee hereby represents and warrants to Agent and the Participants that the following are true and correct on the date of this Amendment and that, after giving effect to the amendments set forth in paragraph 2 above and the waiver set forth in paragraph 3 above, the following will be true and correct on the Effective Date (as defined below):

               (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

               (b) No Default has occurred and is continuing; and

               (c) All of the Operative Documents are in full force and effect.

(Without limiting the scope of the term "Operative Documents," Lessee expressly acknowledges in making the representations and warranties set forth in this paragraph 4 that, on and after the date hereof, such term includes this Amendment.)

        5. EFFECTIVE DATE. The amendments effected by paragraph 2 above and the waiver granted in paragraph 3 above shall become effective on August 28, 1997 (the "Effective Date"), subject to receipt by Lessor, Agent and the Participants on or prior to the Effective Date of the following, each in form and substance satisfactory to Agent, the Participants and their respective counsel:

               (a) This Amendment duly executed by Lessor, Lessee, each Participant and Agent;

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               (b) All amendments to the Operative Documents and all other instruments, agreements, certificates, opinions and other documents to be delivered pursuant Paragraph 3.02 and Schedule 3.02 of the Participation Agreement as conditions to the Acquisition Advance for the Tract 7 Property;

               (c) Such other evidence as Agent or any Participant may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment and the other Operative Documents.

        6. EFFECT OF THIS AMENDMENT. On and after the Effective Date, each reference in the Participation Agreement and the other Operative Documents to the Participation Agreement shall mean the Participation Agreement as amended hereby. Except as specifically amended above, (a) the Participation Agreement and the other Operative Documents shall remain in full force and effect and are hereby ratified and affirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Participants or Agent, nor constitute a waiver of any provision of the Participation Agreement or any other Operative Document.

        7.     MISCELLANEOUS.

               (a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

               (b) Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

               (c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.


                          [The signature page follows.]


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        IN WITNESS WHEREOF, Lessee, Lessor, Agent and the Participants have caused this Amendment to be executed as of the day and year first above written.


LESSEE:                      NOVELLUS SYSTEMS, INC.


                                    By:_________________________________
                                         Name:____________________________
                                         Title:_____________________________


LESSOR:                      LEASE PLAN NORTH AMERICA, INC.


                                    By:_________________________________
                                         Name:____________________________
                                         Title:_____________________________


AGENT:                       ABN AMRO BANK, N.V.,


                                    By:_________________________________
                                         Name:____________________________
                                         Title:_____________________________


                                    By:_________________________________
                                         Name:____________________________
                                         Title:_____________________________


PARTICIPANT:                 ABN AMRO BANK, N.V.,


                                    By:_________________________________
                                         Name:____________________________
                                         Title:_____________________________

                                    By:_________________________________
                                         Name:____________________________
                                         Title:_____________________________


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